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                                                                    EXHIBIT 4(B)


                                ARTICLES OF AMENDMENT
                                         OF
                                 DUKE POWER COMPANY


              The undersigned corporation hereby executes these Articles of Amendment for the purpose of fixing the preferences, limitations and relative rights of a series of its Preferred Stock A:

                      1.       The name of the corporation is Duke Power
              Company.

                      2. The following resolution relating to the fixing of the preferences, limitations and relative rights of the 6.375% Cumulative Preferred Stock A, 1993 Series, $25 par value, of the Company was duly adopted by the Management Committee of the Board of Directors of the Company without shareholder approval, as shareholder approval was not required, at a meeting held on the 1st day of November, 1993:

                               FURTHER RESOLVED, that, pursuant to authority
                      contained in Article IV(a) of the Restated Articles of Incorporation of this Company,

                                       (A)      there be, and hereby is,
                               created a new series of this Company's Preferred Stock A which shall be designated as "6.375% Cumulative Preferred Stock A, 1993 Series," consisting of 2,400,000 shares of the par value of $25 each (Preferred Stock A, 1993 Series);

                                       (B)      with respect to the variations
                               in the rights and preferences of the Preferred Stock A, 1993 Series, which are permitted under the provisions of such Article IV(a), such rights and preferences be, and hereby are, fixed as follows:

                                            (1)     The annual dividend rate for
                                       the Preferred Stock A, 1993 Series,
                                       shall be 6.375% per annum cumulative
                                       from and after the date of issuance and
                                       dividends at that rate, when, as and if
                                       declared by the Board of Directors,
                                       shall be payable quarterly on the 16th
                                       day of March, June, September and
                                       December of each year (or, if any such
                                       day shall not be a business day, on the
                                       next succeeding business day) with the
                                       initial dividend payable March
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                                       16, 1994 covering the full period from
                                       the date of issuance through such date;

                                            (2)     The Preferred Stock A, 1993
                                       Series, shall not be redeemable prior to December 16, 2003. Thereafter, the redemption price for the Preferred Stock A, 1993 Series, shall be (i) $25.80 per share if redeemed beginning December 16, 2003 and prior to December 16, 2004;
                                       (ii) $25.72 per share if redeemed
                                       beginning December 16, 2004 and prior to December 16, 2005; (iii) $25.64 per share if redeemed beginning December 16, 2005 and prior to December 16, 2006;
                                       (iv) $25.56 per share if redeemed
                                       beginning December 16, 2006 and prior to December 16, 2007; (v) $25.48 per share if redeemed December 16, 2007 and prior to December 16, 2008; (vi) $25.40 per share if redeemed beginning December 16, 2008 and prior to December 16, 2009;
                                       (vii) $25.32 per share if redeemed
                                       beginning December 16, 2009 and prior to December 16, 2010; (viii) $25.24 per share if redeemed beginning December 16, 2010 and prior to December 16, 2011;
                                       (ix) $25.16 per share if redeemed
                                       beginning December 16, 2011 and prior to December 16, 2012; (x) $25.08 per share if redeemed beginning December 16, 2012 and prior to December 16, 2013; and
                                       (xi) $25.00 per share if redeemed on
                                       and after December 16, 2013, plus, in
                                       each case, all accrued and unpaid
                                       dividends thereon to the redemption
                                       date;

                                            (3)     There shall not be any
                                       sinking fund provided for the purpose of redemption of the Preferred Stock A, 1993 Series; and

                                            (4)     The Preferred Stock A, 1993
                                       Series, shall not be convertible by the
                                       holders thereof into stock of any other
                                       class or classes or into one or more
                                       series of the same class or of another
                                       class or classes.





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              IN WITNESS WHEREOF, DUKE POWER COMPANY has caused these Articles of Amendment, which were duly adopted by the Management Committee of the Board of Directors of the Company on November 1, 1993, to be signed by its Vice President and Chief Financial Officer and its Secretary and has caused its corporate seal to be hereunto affixed, on this 1st day of November, 1993.

                                        DUKE POWER COMPANY



                                        By /s/ RICHARD J. OSBORNE
                                          -------------------------------
                                               RICHARD J. OSBORNE,
                                               Vice President and
                                            Chief Financial Officer



                                        By /s/ ELLEN T. RUFF
                                          -------------------------------
                                               ELLEN T. RUFF,
                                                 Secretary


     (CORPORATE SEAL)





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